                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:



/ /  Preliminary Proxy Statement           / / Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                            BED BATH & BEYOND INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


/x/  Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             BED BATH & BEYOND INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 27, 1996

To the Shareholders:

     On behalf of the Board of Directors, it is our pleasure to invite you to attend the Annual Meeting of Shareholders of Bed Bath & Beyond Inc. to be held at the Headquarters Plaza Hotel, 3 Headquarters Plaza, Morristown, New Jersey on Thursday, June 27, 1996 at 9:00 a.m. (local time).

     The Annual Meeting will be held for the following purposes:

          1. To elect five directors to serve until the next Annual Meeting and until their successors have been elected and qualified (Proposal 1).

          2. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending March 2, 1997 (Proposal 2).

          3. To adopt the Bed Bath & Beyond Inc. 1996 Stock Option Plan (Proposal 3).

          4. To amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100 million shares to 150 million shares (Proposal 4).

          5. To transact such other business as may properly be brought before the meeting or any adjournment or adjournments thereof.

     Only shareholders of record at the close of business on May 13, 1996 are entitled to notice of the meeting and to vote at it or any adjournment or adjournments thereof.

     Information relating to the above matters is set forth in the attached Proxy Statement. If it is convenient for you to do so, we hope you will attend the meeting. If you cannot attend the meeting, we urge you to fill out the enclosed proxy card and return it to us in the envelope provided so that your stock may be voted. No postage is required.

                                          WARREN EISENBERG,
                                          Chairman and
                                          Co-Chief Executive Officer

                                          LEONARD FEINSTEIN,
                                          President and
                                          Co-Chief Executive Officer

Springfield, New Jersey

May 28, 1996


     PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                             BED BATH & BEYOND INC.
                               715 MORRIS AVENUE
                         SPRINGFIELD, NEW JERSEY 07081

                                PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Bed Bath & Beyond Inc., a New York corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on June 27, 1996. This Proxy Statement and form of proxy are being mailed to shareholders on or about May 28, 1996. A copy of the 1995 Annual Report to Shareholders is being mailed with this Proxy Statement.


     Sending in a signed proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. A proxy may be revoked at any time before it is exercised by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, by executing a subsequent proxy and presenting it to the Secretary of the Company or by attending the Annual Meeting and voting in person. All properly executed proxies not revoked will be voted at the meeting in accordance with the instructions contained therein.

     It is proposed that action will be taken at the Annual Meeting: (i) to elect five directors to hold office until the next Annual Meeting and until their successors have been elected and qualified; (ii) to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending March 2, 1997 ("fiscal 1996"); (iii) to adopt the Bed Bath & Beyond Inc. 1996 Stock Option Plan; and (iv) to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100 million shares to 150 million shares. The Board of Directors knows of no other business to come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting or any adjournment or adjournments thereof, it is the intention of the persons named in the proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

     The expense of this proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or other means by directors or employees of the Company or its subsidiaries without additional compensation. The Company will reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in mailing proxy materials to the beneficial owners of shares held of record by such persons.

                                     VOTING


     Only shareholders of record at the close of business on May 13, 1996 will be entitled to notice of and to vote at the Annual Meeting. As of that date, the Company had outstanding 68,339,778 shares of Common Stock, each share entitled to one vote. A majority of such shares represented at the Annual Meeting, in person or by proxy, will constitute a quorum at the Annual Meeting.



     Directors will be elected at the Annual Meeting by a plurality of the votes cast (i.e., the five nominees receiving the greatest number of votes will be elected as directors). The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for fiscal 1996 and the adoption of the Bed Bath & Beyond Inc. 1996 Stock Option Plan require the approving vote of a majority of the votes cast with respect to such matter. Neither abstentions nor broker non-votes will be considered votes "cast" for purposes of the foregoing and, accordingly, neither abstentions nor broker non-votes will affect the vote with respect to such matter. The amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100 million to 150 million requires the approving vote of shareholders holding a majority of the issued and outstanding shares of the Company's Common Stock entitled to vote at the Annual Meeting.


     Under applicable New York Stock Exchange rules, all of the Company's proposals are considered "discretionary" items upon which New York Stock Exchange member brokerage firms that hold shares in street name may vote on behalf of the beneficial owners if such beneficial owners have not furnished voting instructions by the tenth day before the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table and the notes thereto sets forth, as of May 13, 1996, certain information regarding the beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934) of the Common Stock of the Company with respect to (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the executive officers of the Company named in the Summary Compensation Table that appears under "Executive Compensation," (iii) each of the Company's directors, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned by such shareholder. All share amounts have been adjusted to reflect the two-for-one stock split paid on April 30, 1996.

                                                                       NUMBER OF SHARES
                                                                       OF COMMON STOCK       PERCENT
             NAME OF SHAREHOLDER                     POSITION         BENEFICIALLY OWNED     OF CLASS
- - ---------------------------------------------  ---------------------  ------------------     --------
Warren Eisenberg.............................  Chairman,                  11,770,796(a)        17.3%
                                                 Co-Chief Executive
                                                 Officer and
                                                 Director
Leonard Feinstein............................  President,                 11,855,894(b)        17.4%
                                                 Co-Chief Executive
                                                 Officer and
                                                 Director
Klaus Eppler.................................  Director                          800              *
Robert S. Kaplan.............................  Director                           --              *
Robert J. Swartz.............................  Director                          800              *
Ronald Curwin................................  Chief Financial                10,000(c)           *
                                               Officer and Treasurer
Putnam Investments, Inc......................                              5,979,542(d)         8.8%
AXA..........................................                              3,521,200(e)         5.2%
All Directors and Executive Officers as a                                 21,186,888(f)        31.1%
  group (Six Persons)........................

- - ---------------
 *   Less than 1% of Class.
(a) The shares shown as being owned by Warren Eisenberg include: (i) 9,287,394 shares owned by him individually; (ii) 2,451,402 shares held by a partnership of which Mr. Eisenberg is a general partner and members of his family (who do not share the same home as Mr. Eisenberg) are limited partners; and (iii) a total of 32,000 shares issuable to two of his children (who do not share the same home as Mr. Eisenberg) pursuant to stock options that are or become exercisable within 60 days. Warren Eisenberg has sole voting power with respect to the shares held by him individually. Warren Eisenberg disclaims beneficial ownership of any of the shares not owned by him individually.
(b) The shares shown as being owned by Leonard Feinstein include: (i) 9,309,280 shares owned by him individually; (ii) 2,451,402 shares held by a partnership of which Mr. Feinstein is a general partner and members of his family (who do not share the same home as Mr. Feinstein) are limited partners; (iii) a total of 4,000 shares issuable to one of his children (who does not share the same home as Mr. Feinstein) pursuant to stock options that are or become exercisable within 60 days; and (iv) 91,212 shares owned by three of his children (who do not share the same home as Mr. Feinstein). Leonard Feinstein has sole voting power with respect to the shares held by him individually. Leonard Feinstein disclaims beneficial ownership of any of the shares not owned by him individually.
(c) Issuable pursuant to stock options that are or become exercisable within 60 days.

(d) Information regarding Putnam Investments, Inc. ("Putnam") was obtained from a Schedule 13G, as amended, filed by Putnam with the Securities and Exchange Commission. Such Schedule 13G states that Putnam and its parent corporation, Marsh & McLennan Companies, are deemed to have beneficial ownership of the 2,989,771 shares of Common Stock, with shared voting power over 128,600 of such shares and shared dispositive power over all of such shares. The Schedule 13G also states that 2,787,571 of such shares are held by registered investment companies and/or other investment advisory clients in accounts managed by Putnam Investment Management, Inc., a registered investment adviser and a subsidiary of Putnam, and 202,200 of such shares are held by registered investment companies and/or other investment advisory clients in accounts managed by The Putnam Advisory Company, Inc., a registered investment adviser and a subsidiary of Putnam. The Schedule 13G also states that Putnam and Marsh & McLennan Companies disclaim beneficial ownership of such shares.

(e) Information regarding AXA was obtained from a Schedule 13G filed by AXA with the Securities and Exchange Commission. Such Schedule 13G states that it was filed jointly on behalf of AXA, five French mutual insurance companies as a group, which as a group beneficially own a majority interest in AXA, and the Equitable Companies Incorporated ("Equitable") and their subsidiaries, in which AXA beneficially owns a majority interest. The
     Schedule 13G states that AXA is deemed to have beneficial ownership of the 1,760,600 shares of Common Stock, with sole voting power over 1,757,000 of such shares and sole dispositive power over all such shares. The Schedule 13G also states that 171,400 of such shares are held solely for investment purposes by the Equitable Life Assurance Society of the United States, an insurance company, a registered broker-dealer and a registered investment adviser and a subsidiary of Equitable and that 1,589,200 of such shares are held solely for investment purposes by Alliance Capital Management L.P., a registered investment adviser, on behalf of client discretionary investment advisory accounts.

(f)  Includes shares of Common Stock as indicated in the preceding footnotes
     (a), (b) and (c). The 2,451,402 shares held by a partnership of which Messrs. Eisenberg and Feinstein are general partners are included in both footnotes (a) and (b) since these shares may be considered to be beneficially owned by each of Mr. Eisenberg and Mr. Feinstein. These shares are included only once in the total of shares owned by all Directors and Executive Officers as a group.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     Five directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting and until his successor has been elected and qualified. All nominees have consented to be named and to serve if elected. All of the nominees are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted in the discretion of the persons acting pursuant to the proxy for any nominee who shall be designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as director. Set forth below is certain information concerning the nominees.

NAME                                             AGE               POSITION               DIRECTOR SINCE
- - ----------------------------------------------   ---    -------------------------------   --------------
Warren Eisenberg..............................   65     Chairman, Co-Chief                     1971
                                                        Executive Officer and
                                                        Director
Leonard Feinstein.............................   59     President, Co-Chief                    1971
                                                        Executive Officer and
                                                        Director
Robert J. Swartz..............................   70     Director                               1992
Klaus Eppler..................................   66     Director                               1992
Robert S. Kaplan..............................   38     Director                               1994

     WARREN EISENBERG, a co-founder of the Company, has been an officer of the Company since the Company commenced operations in 1971 (serving as President and Co-Chief Executive Officer until April 9, 1992, and Chairman and Co-Chief Executive Officer since that date).

     LEONARD FEINSTEIN, a co-founder of the Company, has been an officer of the Company since the Company commenced operations in 1971 (serving as Co-Chief Executive Officer, Treasurer and Secretary until April 9, 1992, and as President and Co-Chief Executive Officer since that date).

     ROBERT J. SWARTZ is a certified public accountant and has been a financial consultant to various businesses, including the Company, since April 1991. Mr. Swartz is Vice President of Alco Capital Group, Inc. For more than five years prior to April 1991, he was a partner in the accounting firm of KPMG Peat Marwick LLP (and its predecessors). He is also a director of Standard Motor Products, Inc., United Merchants and Manufacturers Inc. and Victoria Creations, Inc.

     KLAUS EPPLER is a practicing attorney and has been a partner in the law firm of Proskauer Rose Goetz & Mendelsohn LLP, counsel to the Company, since 1965. Such firm received fees for legal services from the Company during the fiscal year ended February 25, 1996 ("fiscal 1995"), and it is anticipated that such firm will provide certain legal services to the Company during fiscal 1996. He is also a director of Inovision Corporation and of The Dress Barn, Inc.

     ROBERT S. KAPLAN is a general partner of Goldman, Sachs & Co., an investment banking firm. Goldman, Sachs & Co. was one of the representatives of the U.S. Underwriters for the Company's public offerings of Common Stock in 1992 and 1993, and Goldman Sachs International Limited, one of the representatives of the International Underwriters of such public offerings, is an affiliate of Goldman, Sachs & Co. Mr. Kaplan has been a partner of or employed by Goldman, Sachs & Co. for more than the past 5 years.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors held six meetings during fiscal 1995.

     The Board of Directors has an Audit Committee, currently consisting of Messrs. Swartz, Eppler and Kaplan. The functions of this Committee include recommending to the Board the engagement or discharge of independent auditors, directing investigations into matters relating to audit functions, and reviewing the Company's internal accounting controls and the results of the audit with the auditors. The Audit Committee held one meeting during fiscal 1995.

     The Board of Directors has no standing nominating or compensation committees. The Bed Bath & Beyond Inc. 1992 Stock Option Plan (the "1992 Stock Option Plan") is administered by two Stock Option Committees. One committee ("Committee A") consists of Messrs. Eisenberg and Feinstein. Committee A is authorized to grant stock options to all eligible employees of the Company, except the following persons (collectively, "Senior Persons") (i) any officer or director of the Company, (ii) any district manager, regional manager or general merchandise manager, or any other more senior manager than store manager, or
(iii) consultants or advisors to the Company or other persons or entities providing goods or services to the Company to acquire a proprietary interest in the Company through the ownership of common stock of the Company. The other committee ("Committee B") currently consists of Messrs. Swartz, Eppler and Kaplan. Committee B, each of whose members is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" as defined in Section 162(m) of the Internal Revenue Code, is authorized to grant stock options to all eligible Senior Persons. Neither Committee A nor Committee B held any formal meetings during fiscal 1995 but acted by written consent.

     In March 1995, the Board of Directors appointed a special committee of outside directors (consisting of Messrs. Swartz, Eppler and Kaplan) to consider certain proposals relating to insurance policies on the lives of Messrs. Eisenberg and Feinstein. That committee held several informal meetings and one formal meeting during fiscal 1995. See "Executive Compensation -- Agreements with Messrs. Eisenberg and Feinstein."

     Each of the directors attended 75% or more of the meetings of the Board of Directors and the Committees of which he was a member during fiscal 1995.

     No family relationships exist between any of the executive officers or directors of the Company.

                             EXECUTIVE COMPENSATION

     The following table shows the aggregate compensation paid or accrued by the Company to its two Co-Chief Executive Officers and to each other executive officer of the Company who was paid salary and bonus in 1993, 1994 or 1995 in excess of $100,000.

SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                            COMPENSATION
                                                  ANNUAL             --------------------------
                                               COMPENSATION           RESTRICTED     SECURITIES
                                         ------------------------       STOCK        UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR    SALARY ($)     BONUS ($)    AWARD(S) ($)    OPTIONS #     COMPENSATION
- - ------------------------------   -----   ----------     ---------    ------------    ----------    ------------
Warren Eisenberg..............    1995     750,000(a)       0              0              0         134,531(b)
  Chairman and Co-Chief           1994     750,000(a)       0              0              0         241,851(b)
  Executive Officer               1993     750,000(a)       0              0              0          75,000(b)
Leonard Feinstein.............    1995     750,000(c)       0              0              0         104,403(d)
  President and Co-Chief          1994     750,000(c)       0              0              0         209,295(d)
  Executive Officer               1993     750,000(c)       0              0              0          60,000(d)
Ronald Curwin.................    1995     121,741          0              0              0             742(f)
  Chief Financial                 1994      35,442(e)                                                       --
  Officer and Treasurer

- - ---------------
(a) Mr. Eisenberg is employed by the Company pursuant to an employment agreement which has a term extending to June 30, 1997 and provides, among other things, for a base salary (which may be increased by the Board of Directors) at the rate of $750,000 per annum. See "Agreements with Messrs. Eisenberg and Feinstein" below.

(b) Includes: (i) certain personal benefits provided by the Company to Mr. Eisenberg in fiscal 1993, 1994 and 1995 (such as the use of Company cars for non-business purposes and tax preparation services) at an aggregate cost to the Company of approximately $12,000, $12,000, and $14,480, respectively;
    (ii) insurance premiums in the amount of approximately $63,000, $7,000 and $2,200 in fiscal 1993, 1994 and 1995 respectively, paid by the Company in respect of certain insurance policies; (iii) in fiscal 1994, approximately $5,000 of Company payments on behalf of Mr. Eisenberg to cover the premiums attributable to the term life insurance portion of certain split dollar life insurance policies; and (iv) other premium payments under the 1994 Insurance Policies and the Additional Insurance Policies of $217,851 in fiscal 1994 (which included a non-recurring payment of $100,000) and of $117,851 in fiscal 1995. See "Agreements with Messrs. Eisenberg and Feinstein" below.

(c) Mr. Feinstein is employed by the Company pursuant to an employment agreement which has a term extending to June 30, 1997 and provides, among other things, for a base salary (which may be increased by the Board of Directors) at the rate of $750,000 per annum. See "Agreements with Messrs. Eisenberg and Feinstein" below.

(d) Includes: (i) certain personal benefits provided by the Company to Mr. Feinstein in fiscal 1993, 1994 and 1995 (such as the use of Company cars for non-business purposes and tax preparation services) at an aggregate cost to the Company of approximately $12,000, $12,000 and $12,908, respectively;
    (ii) insurance premiums in the amount of approximately $48,000, $5,500 and $2,200 in fiscal 1993, 1994 and 1995, respectively, paid by the Company in respect of certain insurance policies; (iii) in fiscal 1994, approximately $2,500 of Company payments on behalf of Mr. Feinstein to cover the premiums attributable to the term life insurance portion of certain split dollar life insurance policies; and (iv) other premium payments under the 1994 Insurance Policies and the Additional Insurance Policies of $189,295 in fiscal 1994 (which included a non-recurring payment of $100,000) and of $89,295 in fiscal 1995. See "Agreements with Messrs. Eisenberg and Feinstein" below.

(e) Mr. Curwin was hired on September 12, 1994; compensation for 1994 reflects a partial year's salary.

(f) The use of a Company car for non-business purposes.

                                 STOCK OPTIONS

     No stock options or stock appreciation rights ("SARs") were granted in fiscal 1995 to any of the executive officers of the Company named in the Summary Compensation Table.

     The following table sets forth information for each of the named executive officers with respect to the value of outstanding and unexercised options held as of February 25, 1996. There were no stock options or SARs exercised during fiscal 1995 and no SARs were outstanding as of February 25, 1996.

                         FISCAL YEAR-END OPTION VALUES


                                                                NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                               SHARES                       OPTIONS AT FEBRUARY 25, 1996      AT FEBRUARY 25, 1996(1)
                            ACQUIRED ON        VALUE        ----------------------------    ----------------------------
          NAME              EXERCISE (#)    REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- - -------------------------   ------------    ------------    -----------    -------------    -----------    -------------
Warren Eisenberg.........        --              --                --              --              --               --
Leonard Feinstein........        --              --                --              --              --               --
Ronald Curwin............        --              --            10,000          40,000         $81,250        $ 325,000

- - ---------------

(1) Represents the difference between the closing market price of the Common Stock at February 25, 1996 of $21.375 per share and the exercise price per share of the options, multiplied by the number of shares underlying the options. All figures are adjusted to reflect the two-for-one stock split paid April 30, 1996.

DIRECTORS' COMPENSATION

     In fiscal 1995, each outside director was paid at the rate of $2,500 per quarter.

AGREEMENTS WITH MESSRS. EISENBERG AND FEINSTEIN

     Messrs. Eisenberg and Feinstein are employed pursuant to employment agreements providing for the Company to pay each of Messrs. Eisenberg and Feinstein a base salary (which may be increased by the Board of Directors) at the rate of $750,000 per annum and to provide each of them with a car. These agreements also provide that, in the event that the Company discharges the executive other than for cause or if he leaves the Company upon the relocation of the corporate or merchandise office of the Company to an area that is not in the State of New Jersey or New York or not within 40 miles of New York City, the executive will be entitled to continuance of his base salary for one year after the termination of his employment. Under these agreements, based on current salary levels, aggregate termination payments would be $1,500,000.

     In 1994, the Company surrendered insurance policies on the lives of each of Warren Eisenberg and Leonard Feinstein, each with a face value of approximately $2.9 million, for the benefit of the Company (up to the cash surrender values of the policies) and their respective beneficiaries and used the cash proceeds from the surrender of these policies to purchase life insurance policies on the joint lives of each of Messrs. Eisenberg and Feinstein and their wives, each with a face value of $10 million, also for the benefit of their respective beneficiaries (the "1994 Insurance Policies"). The surrender of the insurance policies in fiscal 1994 resulted in taxable income to the Company of approximately $42,000. In connection with the purchases of the 1994 Insurance Policies, the Company entered into "split-dollar" agreements with trusts established by each of Messrs. Eisenberg and Feinstein and their wives pursuant to which the Company agreed to pay the premiums on the 1994 Insurance Policies until the earlier of (a) such time as the cash value of each 1994 Insurance Policy is sufficient to pay the premiums thereof, (b) the termination of the arrangement by surrender of the policies or payment to the Company of the entire amount of the premiums previously paid, and (c) the date of death of the last to die of Mr. Eisenberg and his wife, with respect to Mr. Eisenberg's 1994 Insurance Policies, and the last to die of Mr. Feinstein and his wife, with respect to Mr. Feinstein's 1994 Insurance Policies.

     In fiscal 1995, the Company entered into additional "split dollar" insurance agreements with trusts established by each of Messrs. Eisenberg and Feinstein and their wives pursuant to which the Company will agree to pay the non-term portion of the premiums payable on outstanding life insurance policies on the joint lives of each of Messrs. Eisenberg and Feinstein and their wives, each with aggregate face values of $20 million (the "Additional Insurance Policies"), until the earlier of (a) such time as the cash value of each Additional Insurance Policy is sufficient to pay the premiums thereof, (b) the termination of the arrangement by surrender of the policies or payment to the Company of the entire amount of the premiums previously paid, or (c) the date of death of the last to die of Mr. Eisenberg and his wife, with respect to Mr. Eisenberg's Additional Insurance Policies, and the last to die of Mr. Feinstein and his wife, with respect to Mr. Feinstein's Additional Insurance Policies.

     Under the "split dollar" agreements applicable to the 1994 Insurance Policies and the Additional Insurance Policies, the premiums paid by the Company are to be returned to the Company, without interest, no later than the earlier to occur of (a) the death of the last spouse to die of the insured persons under each insurance policy, and (b) the surrender or termination of each insurance policy. Consequently, the insurance policies should not result in an expense to the Company, except to the extent of costs incurred (if any) for advancing the premiums. The repayment of premiums paid by the Company will be made either out of the insurance proceeds (if paid) or the cash surrender value of the insurance polices (if insurance proceeds are not paid). In the latter case, Messrs. Eisenberg and Feinstein and their wives are personally liable to the Company for the excess, if any, of the total amount of premiums paid by the Company for the insurance polices over the cash surrender values thereof.

     A special committee of outside directors (consisting of Messrs. Swartz, Eppler and Kaplan) approved the surrender by the Company of the life insurance policies, the use of the cash proceeds to purchase joint life insurance policies, and the entering into of "split-dollar" agreements with the trusts, in connection with the 1994 Insurance Policies, and the entering into of additional "split dollar" insurance agreements with the trusts in connection with the Additional Insurance Policies.

                 COMPENSATION REPORT OF THE BOARD OF DIRECTORS

     Messrs. Eisenberg and Feinstein are employed by the Company pursuant to employment agreements entered into before the Company's initial public offering of Common Stock. Because the compensation of Messrs. Eisenberg and Feinstein during fiscal 1995 has been solely pursuant to these employment agreements, the Board of Directors has not formulated specific policies concerning compensation of the Co-Chief Executive Officers.

     While decisions regarding salary levels for management personnel, other than the Co-Chief Executive Officers, have been left to the Co-Chief Executive Officers, the Board of Directors has formulated general policies designated to enable the Company to reward qualified management personnel and to provide longer term incentives. The Board of Directors believes that long term stock options will tend to provide incentives to management personnel as well as to align such incentives with shareholder return. Accordingly, the Stock Option Committees of the Board of Directors have granted options to management personnel, from department manager and up, with the specific number of options granted being commensurate with the degree of responsibility of the grantee's position. No options have been granted to the Co-Chief Executive Officers.

                                          BOARD OF DIRECTORS

                                          Warren Eisenberg
                                          Leonard Feinstein
                                          Robert J. Swartz
                                          Klaus Eppler
                                          Robert S. Kaplan

                   COMPENSATION REPORT OF SPECIAL COMMITTEES
                           OF THE BOARD OF DIRECTORS

     Special committees of the Board of Directors consisting of the outside directors were appointed to consider the proposals which resulted in the 1994 Insurance Policies, the Additional Insurance Policies and the related "split dollar" agreements described under "Agreements with Messrs. Eisenberg and Feinstein". The arrangements relating to the Additional Insurance Policies were approved by the special committee in fiscal 1995. It is anticipated that the 1994 Insurance Policies, the Additional Insurance Policies and the related "split dollar" agreements will improve certain estate planning objectives of Messrs. Eisenberg and Feinstein at what the special committees considered to be a relatively low cost to the Company. In making the decisions to approve these arrangements, the special committees considered that the salaries of Messrs. Eisenberg and Feinstein have not increased since 1991.

                                          SPECIAL COMMITTEES
                                          Robert J. Swartz
                                          Klaus Eppler
                                          Robert S. Kaplan

                              CERTAIN TRANSACTIONS

     The Company obtains certain payroll-related services from Raymond Eisenberg Associates, an accounting firm in which Raymond Eisenberg, the brother of Warren Eisenberg, is a partner. During fiscal 1995, the Company paid fees to Raymond Eisenberg Associates of approximately $161,000.

     During fiscal 1995, the Company paid to Mr. Swartz, a director of the Company, an aggregate of $10,000 in respect of financial consulting services provided by Mr. Swartz.

     In fiscal 1995, the Company made charitable contributions to the Mitzi and Warren Eisenberg Family Foundation, Inc. and the Feinstein Family Foundation, Inc. in the aggregate amount of $190,000. These not-for-profit charitable foundations, of which Messrs. Eisenberg and Feinstein and their family members are the trustees and officers, also received charitable contributions from Messrs. Eisenberg and Feinstein and made distributions to charities in excess of the amounts contributed by the Company.

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Common Stock of the Company, during the period June 5, 1992 (the date of the commencement of the Company's initial public offering) through the end of fiscal 1995, with the cumulative total return on the Standard & Poor's 500 Index and the Standard & Poor's Specialty Retail Index over the same period (assuming the investment of $100 in the Company's Common Stock, the Standard & Poor's 500 Index and the Standard & Poor's Specialty Retail Index on June 5, 1992, and the reinvestment of all dividends).

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                  FROM JUNE 5, 1992 THROUGH FEBRUARY 25, 1996
                AMONG BED BATH & BEYOND INC., THE S&P 500 INDEX
                       AND THE S&P SPECIALTY RETAIL INDEX

                                                 S&P SPECIALTY
      MEASUREMENT PERIOD          BED BATH &         RETAIL          S&P 500 INDEX
    (FISCAL YEAR COVERED)         BEYOND INC.        INDEX
6/5/92                                     100             100             100
2/28/93                                    178             122             107
2/27/94                                    321             122             113
2/26/95                                    312             120             118
2/25/96                                    503             117             160


- - ---------------

* $100 invested on 6/5/92 in Stock or Index -- including reinvestment of dividends.

                      APPOINTMENT OF INDEPENDENT AUDITORS
                                  (PROPOSAL 2)

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of KPMG Peat Marwick LLP, Certified Public Accountants, as independent auditors to examine the consolidated financial statements of the Company for the fiscal year ending March 2, 1997. The Board of Directors recommends to shareholders that they ratify this appointment. In the event that the shareholders fail to ratify this appointment, other certified public accountants will be considered upon recommendation of the Audit Committee. Even if this appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the Board believes that such a change would be in the best interest of the Company and its shareholders.

     A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting to respond to appropriate questions and such representative will have the opportunity to make a statement if he or she desires to do so.

                       ADOPTION OF 1996 STOCK OPTION PLAN
                                  (PROPOSAL 3)


     As of May 20, 1996 fewer than 1,175,000 shares out of the aggregate of 5,600,000 shares of Common Stock authorized for grant under the 1992 Stock Option Plan remain available for future grants. Options may be granted under the 1992 Stock Option Plan through May 2002. The Board of Directors believes that stock ownership by employees provides performance incentives and fosters pride in the Company to the benefit of both the Company and its shareholders. Options have heretofore been granted to a wide range of employees of the Company. Accordingly, the Board of Directors recommends that shareholders adopt the 1996 Stock

Option Plan described below. The 1996 Stock Option Plan is, except for the term of the Plan and the number of shares covered, identical to the 1992 Stock Option Plan as currently in effect. The following summary of the principal provisions of the 1996 Stock Option Plan does not purport to be complete and is qualified in its entirety by reference to the text of the 1996 Stock Option Plan set forth in Exhibit A hereto. The 1992 Stock Option Plan and the 1996 Stock Option Plan together are herein referred to as the "Plans."

GENERAL


     The 1996 Stock Option Plan provides for the granting of options to purchase not more than an aggregate of 2,000,000 shares of Common Stock, subject to adjustment under certain circumstances. Some or all of such options may be "incentive stock options" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). The last reported sale price of the Common Stock on May 20, 1996, as quoted through the NASDAQ National Market System, was $27.125.


     The 1992 Stock Option Plan is administered by two stock option committees (the "Stock Option Committees") appointed by the Board of Directors, each consisting of at least two members of the Board of Directors. Committee A is authorized to grant stock options to all persons entitled to be granted stock options under the 1992 Stock Option Plan, except to the following persons (collectively, "Senior Persons"): (i) any officer or director of the Company,
(ii) any district manager, regional manager or general merchandise manager, or any other more senior manager than store manager or (iii) any Associate (as defined in the 1992 Stock Option Plan) of the Company that is an affiliate of the Company or of any of the persons described in clause (i) or (ii) above. Committee B, each of whose members is a "disinterested person", within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and an "outside director," as defined in Section 162(m) of the Code, is authorized to grant stock options to all Senior Persons entitled to be granted stock options under the 1992 Stock Option Plan. Each Stock Option Committee has full power and authority to interpret the provisions of the 1992 Stock Option Plan, set the terms and conditions of individual options and supervise the administration of the 1992 Stock Option Plan with respect to each person to whom stock options have or may be granted under the 1992 Stock Option Plan by such committee. The members of Committee A are currently Messrs. Eisenberg and Feinstein and the members of Committee B are currently Messrs. Swartz, Eppler and Kaplan, each of whom is presently a director of the Company. The 1996 Stock Option Plan has provisions for its administration which authorize committees with similar authority. It is anticipated that upon adoption of the 1996 Stock Option Plan two stock option committees with the same members as the Stock Option Committees under the 1992 Stock Option Plan will be appointed.

OPTION GRANTS


     All officers, directors and employees of the Company are eligible to participate in the 1996 Stock Option Plan. Persons may receive grants under both the 1996 Stock Option Plan and the 1992 Stock Option Plan in the same fiscal or calendar year. As of May 20, 1996, there were approximately 5,400 officers, directors and employees of the Company. Additionally, the 1996 Stock Option Plan permits the grant of options to other parties who perform services for the Company. The Stock Option Committees determine, subject to the provisions of the 1996 Stock Option Plan, to whom options are granted, the number of shares of Common Stock subject to an option, whether stock options shall be incentive or non-qualified, the exercise price of such options (which, in the case of non-qualified options, may be less than the fair market value, as defined in the 1996 Stock Option Plan, of the shares on the date of grant), whether the options may be exercised in full or in installments and the period during which such options may be exercised. In determining persons who are to receive options and the number of shares of Common Stock to be covered by each option, the Stock Option Committees consider various factors, including each eligible person's position and responsibilities, service and accomplishments, present and future value to the Company, anticipated length of future service and other relevant factors. To the extent options granted under the 1996 Stock Option Plan to an optionee qualify as incentive stock options, the aggregate fair market value (as defined in the 1996 Stock Option Plan) of the Common Stock with respect to which incentive stock options are exercisable under both the 1992 Stock Option Plan and the 1996 Stock Option Plan for the first time by such optionee during the calendar year may not exceed $100,000. The maximum number of shares that may be granted under each of the 1992 Stock

Option Plan and the 1996 Stock Option Plan during any calendar year to any employee or Associate (as defined in each Stock Option Plan) of the Company may not exceed 100,000 with respect to each Plan (subject to adjustment in the case of stock splits and other similar transactions), but shortfalls in any calendar year may be carried forward to subsequent years. The provisions in the 1992 Stock Option Plan and the 1996 Stock Option Plan relating to maximum annual grants of options on shares, and certain other provisions, are intended to comply with Section 162(m) of the Code and the Regulations thereunder.

TERMINATION OF EMPLOYMENT

     Except as provided in the following sentence, an optionee's options terminate immediately upon the termination of such optionee's employment with the Company, subject to the following exceptions: (i) if the termination is by reason of death or disability of the optionee, the unexercised portion of such options continues to be exercisable for twelve months after such termination and
(ii) if the termination is for any other reason, excluding termination for cause, the unexercised portion of such options continues to be exercisable for three months after such termination. The Stock Option Committees under the Plans in their discretion in any particular case may provide that upon termination of an optionee's employment with the Company, the unexercised portion of such optionee's options shall continue to be exercisable for a longer or shorter period than the period provided for in the preceding sentence, subject to the following: (i) in the case of an incentive stock option, the Stock Option Committees may not provide for a shorter or longer period after the option is granted and, in any event, may not provide for a longer period except in the case where the optionee's employment is terminated by reason of death and (ii) in the case of an option that is not an incentive stock option, the Stock Option Committees may not provide for a shorter period after the option is granted.

EXERCISE PRICE AND TERM

     The exercise price with respect to incentive stock options and stock options granted by Committee B to Senior Persons may not be less than 100% (110% for an incentive stock option granted to a greater than ten-percent shareholder) of the fair market value (as defined in the 1996 Stock Option Plan) of the Common Stock at the time the option is granted, and the exercise price with respect to all options may not be less than the par value per share of Common Stock (unless the Common Stock subject to the option is treasury stock). The latest date on which an option may be exercised is ten years (five years for an incentive stock option granted to a greater than ten-percent shareholder) from the date the option was granted or such earlier date as may be specified by the applicable Stock Option Committee at the time the option is granted.

TERMINATION AND AMENDMENT OF THE 1996 STOCK OPTION PLAN

     No options may be granted under the 1996 Stock Option Plan more than ten years after June 26, 1996 but options previously granted may extend beyond that date. The 1996 Stock Option Plan may be amended from time to time by the Stock Option Committees. However, the Stock Option Committees may not, without shareholder approval, amend the 1996 Stock Option Plan to (i) increase the number of shares of Common Stock which may be issued under the 1996 Stock Option Plan (except upon changes in capitalization as specified in the 1996 Stock Option Plan), (ii) change the group of employees eligible to receive options under the 1996 Stock Option Plan, (iii) reduce the price at which incentive stock options may be granted, (iv) extend the time within which options may be granted, (v) alter the 1996 Stock Option Plan in such a way that incentive stock options already granted under the 1996 Stock Option Plan would not be considered incentive stock options within the meaning of the Code, or (vi) amend the provisions of Section 10 of the 1996 Stock Option Plan, which relates to amendments to the 1996 Stock Option Plan. In addition, no amendment shall adversely affect the rights of any optionee (without the optionee's consent) under any option previously granted.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of current Federal income tax consequences of non-qualified stock options and incentive stock options under the relevant provisions of the Code.

FEDERAL INCOME TAX CONSEQUENCES OF NON-QUALIFIED STOCK OPTIONS

     In general, no taxable income is realized by an optionee upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the optionee will realize ordinary income equal to the difference between the fair market value of the Common Stock received by the optionee at the time of exercise over the exercise price of such option. When the optionee eventually sells the Common Stock, such optionee is taxed on the difference between the sale price and his basis in the Common Stock (i.e., fair market value of the Common Stock at the time of exercise), as a long or short term capital gain or loss, as applicable. The Company will be entitled to a deduction equal to the ordinary income recognized by the optionee at the time the optionee recognizes such income provided applicable withholding requirements are met, subject to the provisions of Section 162(m) of the Code. If the optionee is subject to Section 16(b) of the Exchange Act, however, the recognition of income in respect of such exercise may be delayed until the date upon which the exercise will not create liability under Section 16(b) of the Exchange Act, which generally is six months from the date of grant and may be based upon the fair market value at that time, unless the optionee elects, pursuant to Section 83(b) of the Code to be taxed as of the time of exercise based on the fair market value at that time.

FEDERAL INCOME TAX CONSEQUENCES OF INCENTIVE STOCK OPTIONS

     There are generally no federal income tax consequences to the optionee at the time an incentive stock option is granted or exercised, other than under the alternative minimum tax (as described below). When any of the Common Stock received upon exercise of an incentive stock option is sold, the optionee will realize a capital gain or loss, as applicable, equal to the difference between the selling price of the Common Stock sold and the exercise price paid by the optionee for such Common Stock, provided that (a) the disposition of Common Stock by the optionee is not within two years after the date of grant of the option or within one year after the transfer of such Common Stock to the optionee upon exercise, and (b) the optionee was employed by the Company at all times from the date of grant of the option until three months before the date of exercise. Special rules apply in the case of death or disability. The Company will not be entitled to a deduction for federal income tax purposes upon the grant or exercise of an incentive stock option.

     If the above holding period requirements are not met, the optionee will, in general, recognize ordinary income in the year of the disqualifying disposition of the Common Stock received upon exercise of the option. Such ordinary income will be equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price, but not more than the gain, if any, realized on the disqualifying disposition (sale price minus exercise price). The Company, subject to the provisions of Section 162(m) of the Code, will be entitled to a deduction equal to the ordinary income recognized by the optionee at the time the optionee recognizes such income. If the gain realized on the disqualifying disposition is greater than the excess of the fair market value over the exercise price, the difference is taxed as capital gain. If a loss is sustained on the disqualifying disposition (sale price is less than exercise price), the loss is allowable as a long or short term capital loss, as applicable.

     For purposes of computing the alternative minimum tax, the bargain element with respect to an incentive stock option (i.e., the excess of the fair market value of the Common Stock received upon exercise over the exercise price) is generally included in alternative minimum taxable income upon exercise.

            AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                                  (PROPOSAL 4)


     The Board of Directors has approved, and recommends that the Company's shareholders approve, an amendment to the Company's certificate of incorporation that would increase the number of the authorized shares of the Company's Common Stock, par value $.01 per share, from 100,000,000 to 150,000,000. The full text of the proposed amendment is attached as Exhibit B hereto. As a result of the two-for-one stock split in the form of a 100% stock dividend paid April 30, 1996, the aggregate number of shares of Common Stock which are outstanding or reserved for issuance under the 1992 Stock Option Plan plus the number to be reserved under the 1996 Stock Option Plan is 75,100,032 shares of Common Stock as of May 13, 1996.



     The Company has no present intention to issue the additional authorized shares in any presently contemplated stock split or stock dividend, public offering, acquisition or exchange for other securities. However, the Board of Directors believes that the increased number of authorized shares of common stock will improve the Company's flexibility, and will enable the Board of Directors to declare a further stock split or stock dividend if conditions deem such action desirable. The Board of Directors will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any future actions. No further action nor authorization by the Company's shareholders would be necessary prior to issuance of the Common Stock, except as may be required for a particular transaction by the Company's Certificate of Incorporation, by applicable law or regulatory agencies or by the rules of the Nasdaq Stock Market or of any stock exchange on which the Company's Common Stock may then be listed. Requiring the shareholders to meet and approve each separate issuance of additional Common Stock in these instances would be time-consuming and costly. Moreover, if shareholder authorization of additional Common Stock were postponed until a specific need arose, the delay could, in some instances, deprive the Company and its shareholders of opportunities otherwise available.



     While not intended as an anti-takeover provision, the increase in authorized shares by the proposed amendment could under some circumstances (i) enable existing directors and officers of the Company to increase their beneficial ownership of the Company in response to a takeover attempt by another person by entering into transactions resulting in the issuance of authorized shares by the Company to existing directors and officers and/or (ii) dilute the beneficial ownership of the person making the takeover attempt by issuing shares to another person who might assist the Board of Directors in opposing the takeover if the Board of Directors determines that the takeover is not in the best interests of the Company and its shareholders. The Company's Certificate of Incorporation also authorizes the issuance of 1,000,000 shares of preferred stock, par value $.01 per share, none of which are outstanding.


                        COMPLIANCE WITH THE EXCHANGE ACT

     The Company's executive officers and directors are required under the Exchange Act to file reports of ownership of Common Stock of the Company with the Securities and Exchange Commission and the NASDAQ National Market System. Copies of those reports must also be furnished to the Company. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during the preceding year the executive officers and directors of the Company have complied with all applicable filing requirements.

                             SHAREHOLDER PROPOSALS

     Any proposal by a shareholder intended to be presented at the Company's annual meeting of shareholders expected to be held in June 1997 must be received by the Company no later than January 25, 1997 for inclusion in the proxy statement and form of proxy for that meeting.

                                          WARREN EISENBERG,
                                          Chairman and
                                          Co-Chief Executive Officer

                                          LEONARD FEINSTEIN,
                                          President and
                                          Co-Chief Executive Officer

Springfield, New Jersey

May 28, 1996

                                                                       EXHIBIT A

                            BED BATH AND BEYOND INC.

                             1996 STOCK OPTION PLAN

1. PURPOSE.

     The purpose of the Bed Bath & Beyond Inc. 1996 Stock Option Plan (the "Plan") is to encourage and enable key employees (which term, as used herein, shall include officers), and directors of Bed Bath & Beyond Inc. or a parent (if any) or subsidiaries thereof (collectively, unless the context otherwise requires, the "Company"), consultants, and advisors to the Company, and other persons or entities providing goods or services to the Company to acquire a proprietary interest in the Company through the ownership of common stock of the Company. (Such directors, members, consultants, advisors, and other persons or entities providing goods or services to the Company and entitled to receive options hereunder being collectively referred to as the "Associates," and the relationship of the Associates to the Company being referred to as "association with" the Company.) Such ownership will provide such employees and Associates with a more direct stake in the future welfare of the Company and encourage them to remain employed by or associated with the Company. It is also expected that the Plan will encourage qualified persons to seek and accept employment or association with the Company.

2. TYPE OF OPTIONS.

     Options granted pursuant to the Plan may be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986 (as from time to time amended, the "Code") (any option that is intended so to qualify as an incentive stock option being referred to herein as an "incentive option"), or options that are not incentive options, or both. Incentive options may only be granted to "employees" as defined in the provisions of the Code or regulations thereunder applicable to incentive stock options.

3. EFFECTIVE DATE AND TERM OF PLAN.

     (a) The Plan shall become effective upon approval by the shareholders of the Company.

     (b) No option shall be granted under the Plan on or after the tenth anniversary of the date on which the Plan is adopted, but options previously granted may extend beyond that date.

4. ADMINISTRATION.

     (a) The Plan shall be administered by one or more committees appointed from time to time by the Board (each such committee being referred to as a "Committee"). In the event that more than one Committee is appointed by the Board, the Board shall specify with respect to each Committee the group of employees and Associates with respect to which such Committee shall have the power to grant options. In the event that more than one Committee is appointed by the Board, then each reference in the Plan to "the Committee" shall be deemed a reference to each such Committee (subject to the last sentence of this paragraph); provided, however, that each such Committee may only exercise the power and authority granted to "the Committee" by the Plan with respect to those employees and Associates that it has the power to grant options to as specified in the resolution of the Board appointing such Committee. Each Committee shall be comprised of two or more directors. A majority of the members of each Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of any Committee under the Plan may be made, without notice or meeting of the Committee, by a writing signed by a majority of the Committee members. All members of each Committee shall be "disinterested persons" within the meaning of Rule 16(b)-3 under the Act and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code (the "Code"); provided, however, that the foregoing shall not apply to any Committee that does not have the power to grant options to officers or directors of the Company or otherwise make any decisions with respect to the timing or the pricing of any options granted to such officers and directors. If pursuant to the preceding sentence a Committee is required to be comprised of

"disinterested persons" and "outside directors", then the members of such Committee shall not be eligible to receive options under the Plan. In the event that more than one Committee is appointed by the Board, the power to amend the Plan granted by Section 10(b) hereof may only be exercised by a Committee all of whose members are "disinterested persons" and "outside directors" within the meaning of Rule 16(b)-3 under the Act and Section 162(m) of the Code.

     (b) The Committee shall have authority, not inconsistent with the express provisions of the Plan, (i) to grant options to such eligible employees and Associates of the Company as the Committee may select; provided, however, that the maximum number of options that may be granted under this Plan during any calendar year to any employee or Associate of the Company shall not exceed 100,000 shares (subject to any adjustment in accordance with Section 8(b)), and it is further provided that if the Committee grants to any employee or Associate during any calendar year options to purchase a number of shares that is less than 100,000, or does not grant any options during any calendar year to such employee or Associate, then the amount of such shortfall shall be carried forward and added to the maximum number of options which may be granted in a subsequent year to such employee or Associate; (ii) to determine the time or times when options shall be granted and the number of shares of Stock subject to each option; (iii) to determine which options are, and which options are not, incentive options; (iv) to determine the terms and conditions of each option;
(v) to prescribe the form or forms of instruments evidencing options and any other instruments required under the Plan and to change such forms from time to time; (vi) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (vii) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final and conclusive on all persons participating in the Plan.

5. SHARES SUBJECT TO THE PLAN.

     (a) Number of Shares.

     Subject to adjustment as provided in Section 8, the aggregate number of shares of Stock that may be delivered upon the exercise of options granted under the Plan shall be 2,000,000. If any option granted under the Plan terminates without having been exercised in full, the number of shares of Stock as to which such option was not exercised shall be available for future grants within the limits set forth in this Section 5(a).

     (b) Shares to be Delivered.

     Shares delivered under the Plan shall be authorized but unissued Stock or, if the Committee so decides in its sole discretion, previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock shall be delivered under the Plan.

6. ELIGIBILITY FOR OPTIONS.

     Employees and Associates of the Company eligible to receive options under the Plan shall be those employees and Associates who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company. Receipt of options under the Plan or of awards under any other employee benefit plan of the Company shall not preclude an employee from receiving options or additional options under the Plan.

7. TERMS AND CONDITIONS OF OPTIONS.

     (a) Special Rule for Incentive Options. Consistent with Section 422 of the Code and any regulations, notices or other official pronouncements of general applicability, to the extent the aggregate fair market value (determined in accordance with Section 7(b) as of the time the option is granted) of the shares of Stock with respect to which incentive options are exercisable for the first time by the optionee during any calendar year (under all plans of his employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall not be treated as incentive options. Nothing in this special rule shall be construed as limiting the exercisability of any option, unless the Committee expressly provides for such a limitation at time of grant.

     (b) Exercise Price. The exercise price of each option shall be determined by the Committee, subject to the following: (i) in the case of an incentive option and all options granted by a Committee comprised of "disinterested persons" and "outside directors", the exercise price per share of stock shall not be less than 100% (110% for an incentive stock option granted to a greater than ten-percent shareholder) of the fair market value per share of Stock at the time the option is granted and (ii) in the case of all other options, the exercise price per share of Stock shall not be less than the par value per share (unless the Stock subject to the option is treasury stock). A "greater than ten-percent shareholder" shall mean for purposes of the Plan any employee who at the time of grant owns directly, or is deemed to own by reason of the attribution rules set forth in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. The fair market value of a share of Stock as of any date shall be determined for purposes of the Plan as follows: (i) if the Stock is listed on a securities exchange or quoted through the National Association of Securities Dealers Automatic Quotation ("NASDAQ") National Market System, the fair market value shall equal the mean between the high and low sales prices on such exchange or through such market system, as the case may be, on such day or in the absence of reported sales on such day, the mean between the reported bid and asked prices on such exchange or through such market system, as the case may be, on such day, (ii) if the Stock is not listed or quoted as described in the preceding clause but is quoted through NASDAQ (but not through the National Market System), the fair market value shall equal the mean between the bid and offered prices as quoted by the National Association of Securities Dealers through NASDAQ for such day and (iii) if the Stock is not listed or quoted on a securities exchange or through NASDAQ, then the fair market value shall be determined by such other method as the Committee determines to be reasonable and consistent with applicable requirements of the Code and the regulations issued thereunder applicable to incentive options; provided, however, that if pursuant to clause (i) or (ii) fair market value is to be determined based upon the mean of bid and asked prices and the Committee determines that such mean does not properly reflect fair market value, then fair market value shall be determined by the Committee as provided in clause (iii).

     (c) Duration of Options. An option shall be exercisable during such period or periods as the Committee may specify. The latest date on which an option may be exercised (the "Final Exercise Date") shall be the date which is ten years (five years, in the case of an incentive option granted to a "greater than ten-percent shareholder" as defined in Section 7(b)) from the date the option was granted or such earlier date as may be specified by the Committee at the time the option is granted.

     (d) Exercise of Options.

        (1) At the time of the grant of an option, the Committee shall specify whether the option shall be exercisable in full at any time prior to the Final Exercise Date or in installments (which may be cumulative or noncumulative). In the case of an option not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the option may be exercised.

        (2) The award forms or other instruments evidencing incentive options shall contain such provisions relating to exercise and other matters as are required of incentive options under the applicable provisions of the Code and the regulations thereunder, as from time to time in effect.

        (3) Any exercise of an option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (a) the option certificate and any other documents required by the Committee and (b) payment in full for the number of shares for which the option is exercised.

        (4) In the case of an option that is not an incentive option, the Committee shall have the right to require that the individual exercising the option remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any Stock pursuant to the exercise of the option. In the case of an incentive option, if at the time the option is exercised the Committee determines that under applicable law and regulations the Company could be liable for the withholding of any federal, state or local tax with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the individual exercising the option agree (i) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code and the regulations thereunder) of Stock received upon exercise, and
            (ii) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

        (5) If an option is exercised by the executor or administrator of a deceased employee or Associate, or by the person or persons to whom the option has been transferred by the employee's or Associate's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

     (e) Termination of Employment.

     An employee's options shall terminate immediately upon the termination of his employment with the Company, subject to the following exceptions: (i) if the termination is by reason of the death or disability of the employee, the unexercised portion of such options shall continue to be exercisable for 12 months after such termination and (ii) if the termination is for any other reason, excluding termination for cause, the unexercised portion of such options shall continue to be exercisable for three months after such termination. Notwithstanding the foregoing, the Committee in its discretion in any particular case may provide that upon termination of an employee's employment with the Company, the unexercised portion of his options shall continue to be exercisable for a longer or shorter period than the period provided for in the preceding sentence; provided, however, that (i) in the case of an incentive option, the Committee may not provide for a shorter or longer period after the option is granted and, in any event, may not provide for a longer period except in the case where the employee's employment is terminated by reason of death and (ii) in the case of an option that is not an incentive option, the Committee may not provide for a shorter period after the option is granted. For purposes of this
Section 7(e), employment shall not be considered terminated (i) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as the employee's right to reemployment is guaranteed either by statute or by contract, or (ii) in the case of a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which Section 424(a) of the Code applies.

     (f) Payment for Stock.

     Stock purchased under the Plan shall be paid for as follows: (i) in cash or by certified check, bank draft or money order payable to the order of the Company or (ii) if so permitted by the Committee (not later than the time of grant, in the case of an incentive option), (A) through the delivery of shares of Stock (including shares acquired under the option then being exercised) having a fair market value (determined as provided in Section 7(b)) on the date of exercise equal to the purchase price or (B) by a combination of cash and Stock as provided in clauses (i) and (ii)(A) above or (C) by delivery of a promissory note of the option holder to the Company, such note to be payable in the case of an incentive option, on such terms as are specified in the option (except that, in lieu of a stated rate of interest, an incentive option may provide that the rate of interest on the note will be such rate as is sufficient, at the time the note is given, to avoid the imputation of interest under the applicable provisions of the Code), or by a combination of cash (or cash and Stock) and the option holder's promissory note; provided, that if the Stock delivered upon exercise of the option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid in cash or by a combination of cash and Stock.

     (g) Delivery of Stock.

     An option holder shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by him under the Plan. The Company shall not be obligated to deliver any shares of Stock (a) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, and (b) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and
(c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting-transfer.

     (h) Nontransferability of Options.

     No option may be transferred other than by will or by the laws of descent and distribution, and during the lifetime of the employee or Associate to whom granted may be exercised only by him.

     (i) Restrictions on Stock.

     The Committee may provide that shares of Stock purchased through the exercise of options under the Plan be subject to such restrictions on resale, including restrictions requiring resale to the Company at or below fair market value, or such other restrictions, as the Committee in its sole discretion shall determine, and shall take such steps as it deems necessary or appropriate to carry out the purposes of any such restriction.

8. MERGERS, RECAPITALIZATIONS, ETC.

     (a) In the event of a consolidation or merger in which the Company is not the surviving corporation or in the event of any transaction that results in the acquisition of substantially all of the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all of the Company's assets (all the foregoing being referred to as "Acquisition Events"), then the Committee may in its discretion terminate all outstanding options by delivering notice of termination to each option holder; provided, however, that, during the 20-day period following the date on which such notice of termination is delivered, each option holder shall have the right to exercise in full all of his options that are then outstanding (without regard to limitations on exercise otherwise contained in the options). If an Acquisition Event occurs and the Committee does not terminate the outstanding options pursuant to the preceding sentence, then the provisions of Section 8(b) shall apply.

     (b) In the event of a stock dividend stock split or combination of shares, recapitalization or other change in the Company's capital stock, the number and kind of shares of stock of securities of the Company subject to options then outstanding or subsequently granted under the Plan, the maximum number of shares or securities that may be delivered under the Plan, the exercise price, and other relevant provisions shall be appropriately adjusted by the Committee. The Committee may also adjust the number of shares subject to outstanding options, the exercise price of outstanding options and the terms of outstanding options to take into consideration any other event (including, without limitation, accounting changes) if the Committee determines that such adjustment is appropriate to avoid distortion in the operation of the Plan. All determinations and adjustments made by the Committee pursuant to this Section 8(b) shall be binding on all persons.

     (c) The Committee may grant options under the Plan in substitution for options held by employees of another corporation who concurrently become employees of the Company or a subsidiary of the Company as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company of property or stock of the employing corporation. The Company may direct that substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

9. LIMITATION ON RIGHTS.

     Neither the adoption of the Plan nor the grant of options shall confer upon any employee any right to continued employment with the Company or affect in any way the right of the Company to terminate the employment of an employee at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in options granted under this Plan shall not constitute an element of damages in the event of termination of the employment of an employee even if the termination is in violation of an obligation of the Company to the employee by contract or otherwise.

10. EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION.

     (a) Neither adoption of the Plan nor the grant of options to an employee shall affect the Company's right to grant to such employee options that are not subject to the Plan, to issue to such employees Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to employees.

     (b) The Committee may at any time discontinue granting options under the plan. With the consent of the option holder, the Board may at any time cancel an existing option in whole or in part and grant the option holder another option for such number of shares as the Committee specifies. The Committee may at any time or times amend the Plan or any outstanding option for the purpose of satisfying the requirement of Section 422 of the Code or of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, or at any time terminate the Plan as to any further grants of options, provided that (except to the extent expressly required or permitted above) no such amendment shall, without the approval of the shareholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) change the group of employees eligible to receive options under the Plan, (c) reduce the price at which incentive options may be granted (d) extend the time within which incentive options may be granted (e) extend the time within which options may be granted, (f) alter the Plan in such a way that incentive options already granted hereunder would not be considered incentive stock options under
Section 422 of the Code, or (g) amend the provisions of this Section 10, and no such amendment shall adversely affect the rights of any option holder (without his consent) under any option previously granted.

                                                                       EXHIBIT B

     Paragraph (a) of Article Fourth of the Certificate of Incorporation of the Company, providing for the authorization of 100,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share, will be eliminated and replaced in its entirety by the following new paragraph (a) of Article Fourth:

          "(a) Authorized Classes of Stock: The total number of shares which the corporation shall have the authority to issue is 151,000,000 of which 150,000,000 are designated Common Stock, par value $.01 per share ("Common Stock"), and 1,000,000 shares are designated Preferred Stock, par value $.01 per share ("Preferred Stock")."

                                      PROXY

                             BED BATH & BEYOND INC.

                                715 Morris Avenue
                          Springfield, New Jersey 07081

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Warren Eisenberg and Leonard Feinstein, or either one of them acting singly, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of Bed Bath & Beyond Inc. held of record by the undersigned on May 13, 1996 at the Annual Meeting of Shareholders to be held on June 27, 1996 or any adjournment thereof.

                           (Continued on Reverse Side)

         __________                                         /X/ Please mark your
           COMMON                                                  votes as this

1.   ELECTION OF DIRECTORS

     FOR all nominees             WITHHOLD                  (INSTRUCTION: To withhold authority to vote for any
     listed (except as            AUTHORITY                 individual nominee, mark the box next to the nominee's
     marked to the                to vote for all           name below).
     contrary)                    nominees listed

         / /                      / /                       / / W. Eisenberg     / / L. Feinstein     / / R. Swartz

                                                                         / / K. Eppler        / / R. Kaplan

2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG Peat Marwick LLP as the independent auditors of the Corporation.

                  / / FOR     / / AGAINST  / / ABSTAIN

3.   PROPOSAL TO ADOPT The Bed Bath & Beyond Inc. 1996 Stock Option Plan.

                  / / FOR     / / AGAINST  / / ABSTAIN

4. PROPOSAL TO AMEND THE CORPORATION'S CERTIFICATE OF INCORPORATION to increase the number of authorized shares of common stock from 100 million to 150 million.

                  / / FOR     / / AGAINST  / / ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.

Please sign exactly as name appears herein. When shares are held by joint tenants, both should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:_____________________________,1996


- - ----------------------------------------
         Signature

- - ----------------------------------------
Signature if held jointly

PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.